Exhibit 10.3

AMENDMENT ONE

TO THE

CREE, INC. NON-EMPLOYEE DIRECTOR STOCK COMPENSATION AND

DEFERRAL PROGRAM

THIS AMENDMENT to the Cree, Inc. Non-Employee Director Stock Compensation and Deferral Program (the “Program”) is effective as of October 25, 2010.

WITNESSETH:

WHEREAS, Cree, Inc. (the “Company”) adopted the Program effective January 1, 2010;

WHEREAS, the Company desires to amend the Program to clarify that an individual who is standing for election as a member of the Board of Directors of the Company and who would become eligible to participate in the Program upon such election shall be permitted to make an initial deferral election pursuant to Section 4.02(a) of the Program prior to the date of such election, not just within the period of thirty (30) days beginning on the date of such election;

NOW, THEREFORE, the Company hereby amends the Program as follows effective October 25, 2010:

1.	A new Section 3.04 is added as follows:

“3.04 Newly Elected Director: If an individual submits his or her Election Form prior to the date on which he or she becomes a Director, the date on which the individual becomes a Director will be the transaction date for purposes of determining the Fair Market Value of a share under Section 2.13, and such transaction will be deemed to have occurred before the end of the regular trading session on such date regardless of the actual time the individual becomes a Director. If a new Director files an Election Form on or after the date on which the individual becomes a Director, Director Compensation for subsequent Fiscal Quarters will be converted or credited, as applicable, in accordance with the provisions of Section 5.01 or Section 5.02, respectively.”

2.	The third sentence of Section 4.01(a) is amended to read as follows:

“When an individual first becomes a Director, he or she may only elect to defer the portion of his or her eligible Director Compensation for the calendar year in which he or she becomes a Director that is earned for services performed after the date the deferral election becomes irrevocable pursuant to Section 4.02(b).”

3.	The third sentence of Section 4.02(a) is deleted in its entirety and replaced with the following:

“In addition, an individual who newly becomes a Director during a calendar year may submit an Election Form during the period that begins on the date on which the individual is nominated as a Director and ends on the date that is 30 days after the date on which the individual becomes a Director. Any such election form filed before the date on which the individual becomes a Director shall apply with respect to Director Compensation for the calendar year in which he or she becomes a Director that is earned for services performed after the deferral election becomes irrevocable pursuant to Section 4.02(b). Any such Election Form filed on or after the date on which the individual becomes a Director shall apply only with respect to Director Compensation earned for Fiscal Quarters beginning in such calendar year after the date on which the Election Form is received by the Plan Administrator.”

4.	The third sentence of Section 4.02(b) is deleted in its entirety and replaced with the following:

“Except as provided in the remainder of this paragraph, an election is irrevocable once received. A Director may amend or revoke any election until such Election Form is determined by the Plan Administrator to be properly completed. Such determination shall be made by the date and time specified by the Plan Administrator, but in any event not later than December 31st of the immediately preceding calendar year in the case of a calendar year election, or, in the case of an election by a newly elected Director, not later than the day before the date the individual becomes a Director if he or she files an Election Form prior to such date, or if the individual files an Election Form on or after the date he or she becomes a Director, not later than the earlier of (i) 30 days from the date the individual becomes a Director, or (ii) the day immediately preceding the first day of the next Fiscal Quarter.”

IN WITNESS WHEREOF, this Amendment is hereby executed by a duly authorized officer of the Company effective as of the 25th day of October, 2010.

CREE, INC.

By:	/s/ Adam H. Broome
	Name:	Adam H. Broome
	Title:	Vice President, Legal